Exhibit 10.5

April 15, 2008

To:	DEUTSCHE BANK AG, NEW YORK BRANCH

Attention: New York Derivatives Documentation

Telephone: (212) 250-9425

Facsimile: (212) 797-0779

Email: NYderivative.documentation@db.com

From:	FORD CREDIT AUTO OWNER TRUST 2008-B
c/o U.S. Bank Trust National Association,
as Owner Trustee

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Department

Telephone: (302) 552-3200

Facsimile: (302) 552-3129

Re: Interest Rate Swap Reference No. N824541N

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Deutsche Bank AG, New York Branch ("Party A") and Ford Credit Auto Owner Trust 2008-B ("Party B") on the Trade Date listed below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions") are incorporated into this Confirmation. For these purposes, all references in those Definitions to a "Swap Transaction" will be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern. Other capitalized terms used herein and not otherwise defined will have the meanings given them in the Indenture referred to in the Agreement (as defined below). In the event of any inconsistency between those terms and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement and the Schedule thereto, both dated as of April 15, 2008, between you and us (as amended, supplemented or otherwise modified from time to time, the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	Deutsche Bank AG, New York Branch
Party B:	Ford Credit Auto Owner Trust 2008-B
Trade Date:	April 15, 2008
Effective Date:	April 22, 2008
Notional Amount:

For the first Calculation Period (from and including, April 22, 2008, to but excluding May 15, 2008), the Notional Amount of this Transaction for purposes of calculating payments due by either party on the first Payment Date will be $50,000,000. With respect to any subsequent Calculation Period up through and including the Calculation Period ending on but excluding March 15, 2013, the Notional Amount will be the Note Balance of the Class A-4b Notes (after giving effect to all amounts paid on the Payment Date that is the first day of such Calculation Period) as stated on the Servicer's monthly investor report relating to such Payment Date (the "Actual Balance"). Party B will determine the Notional Amount and will inform Party A of such determination by the twelfth day of each calendar month using the Note Balance of the Class A-4b Notes prior to giving effect to any payments of principal on the Class A-4b Notes on the following Payment Date, as shown in the Servicer's monthly investor report relating to such Payment Date.

Termination Date:	The earlier of March 15, 2013 and the date the Note Balance of the Class A-4b Notes has been reduced to zero.
Fixed Amounts
Fixed Rate Payer:	Party B
Fixed Rate Payer Payment Date:	The 15th day of each calendar month, subject to adjustment in accordance with the Following Business Day Convention.
Period End Date:

The 15th day of each calendar month, with No Adjustment. (This means that each Calculation Period for the Fixed Amount will have 30 days, except for the Initial Calculation Period, which will commence on April 22, 2008, and end on and excluding May 15, 2008.)

Fixed Rate:	4.98%
Fixed Rate Day Count Fraction:	30/360

Floating Amounts
Floating Rate Payer:	Party A.
Floating Rate Payer Payment Dates:	The 15th day of each calendar month, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate for Initial Calculation Period:	To be determined on April 18, 2008 (excluding spread)
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One month
Spread:	Plus 2.00%
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Floating Rate Payer Calculation Period.
Business Days:	New York and Delaware
3. Account Details
Payments to Party A:	Deutsche Bank AG, New York Branch A/C With: DB Trust Co. Americas, New York Swift Code: BKTRUS33 ABA: 021001033 Favor of: Deutsche Bank AG, New York Account #: 01 473 969
Payments to Party B:	The Bank of New York ABA # 021-000-018 Acct # 111-565 Attn: John Rooney For further credit to: Ford Credit Auto Owner Trust 2008-B Collection Acct TAS #879533
Party A Operations Contact:	Deutsche Bank AG, New York Branch Attn: New York Derivatives Documentation Telephone: 1 212 250 9425 Fax: 1 212 797 0779 Email: NYderivative.documentation@db.com

Party B Operations Contact:

Ford Credit Auto Owner Trust 2008-B
c/o U.S. Bank Trust National Association,
as Owner Trustee
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801
Attn: Corporate Trust Administration
Telephone: (302) 552-3102
Fax: (302) 552-3129

with copies to:

The Bank of New York,
as Indenture Trustee for
Ford Credit Auto Owner Trust 2008-B
101 Barclay Street
Floor 4 West
New York, New York 10286
Attn: Structured Finance Services -
Asset Backed Securities, Ford 2008-B
Telephone: (212) 815-4389
Fax: (212) 815-2493

and

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone: (313) 206-5899
Fax: (313) 390-4133

[SIGNATURE PAGE FOLLOWS]

                        Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

FORD CREDIT AUTO OWNER TRUST 2008-B

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By: /s/ Nicole Poole

Name: Nicole Poole

Title: Vice President

Confirmed as of the date first written above:

DEUTSCHE BANK AG, NEW YORK BRANCH

By: /s/ Remi Adedoyin

Name: Remi Adedoyin

Title: Authorized Representative

By: /s/ Audry Kong

Name: Audry Kong

Title: Authorized Representative

[Signature Page to Class A-4b Confirmation]